                                                                  EXHIBIT 22.1


                               EARLE M. JORGENSEN COMPANY

                        LISTING OF THE COMPANY'S SUBSIDIARIES


                                                                     DATE                   STATE/
                                                    NATURE OF      ACQUIRED        %      COUNTRY OF
NAME                                                 BUSINESS      OR CREATED    OWNED   INCORPORATION
- ----                                                 --------      ----------    -----   -------------

Kilsby Jorgensen Steel & Aluminum, S.A. de C.V.       Metal         06/18/92      100%   Mexico
                                                    Distributor

Kilsby Jorgensen Steel & Aluminium Ltd.               Metal         05/03/90      100%   United Kingdom
                                                    Distributor

Earle M. Jorgensen (Canada) Inc. (formerly Kilsby     Metal
 Jorgensen Steel & Aluminum Inc.)                   Distributor     11/13/90      100%   100%

Stainless Insurance Ltd.                              Captive       03/20/96      100%   Bermuda
                                                    Insurance


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